SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): April 17, 1998



                         MERITAGE HOSPITALITY GROUP INC.
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               (Exact Name of Registrant as Specified in Charter)


                                    Michigan
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                 (State or Other Jurisdiction of Incorporation)


        0-17442                                           38-2730460
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(Commission File Number)                                 (IRS Employer
                                                    Identification Number)




                        40 Pearl Street, N.W., Suite 900
                             Grand Rapids, Michigan              49503
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               (Address of Principal Executive Offices)        (Zip Code)



       Registrant's telephone number, including area code: (616) 776-2600

Item 5. Other Events.

     The Registrant's wholly-owned subsidiary has entered into a contract for the sale real and personal property comprising, among other things, one of the Registrant's two remaining hotel properties. A non-refundable deposit of $250,000 has been paid by the prospective purchaser. If the sale is closed, the Registrant will receive approximately $12.2 million, which will result in a pre-tax gain of approximately $2 million and reduce the Registrant's long-term debt by approximately $9.5 million. The closing is scheduled to occur no later than September 1, 1998, but there are no assurances that the sale will close.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                            MERITAGE HOSPITALITY GROUP INC.



Dated:   April 20, 1998                    By:   /s/Christopher B. Hewett
                                               --------------------------
                                               Christopher B. Hewett
                                               President and
                                               Chief Executive Officer